Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of TIAA-CREF Funds of our report dated May 22, 2020, relating to the financial statements and financial highlights, which appears in TIAA-CREF Bond Index Fund’s, TIAA-CREF Core Bond Fund’s (Formerly TIAA-CREF Bond Fund), TIAA-CREF Core Impact Bond Fund’s (Formerly TIAA-CREF Social Choice Bond Fund), TIAA-CREF Core Plus Bond Fund’s (Formerly TIAA-CREF Bond Plus Fund), TIAA-CREF 5-15 Year Laddered Tax-Exempt Bond Fund’s, TIAA-CREF Green Bond Fund’s, TIAA-CREF High-Yield Fund’s, TIAA-CREF Inflation-Linked Bond Fund’s, TIAA-CREF Short Duration Impact Bond Fund’s, TIAA-CREF Short-Term Bond Fund’s, TIAA-CREF Short-Term Bond Index Fund’s, TIAA-CREF Money Market Fund’s, and TIAA-CREF Real Estate Securities Fund’s Annual Report on Form N-CSR for the year ended March 31, 2020. We also consent to the references to us under the headings “Experts”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

July 27, 2020